UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017 (July 13, 2017)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

(954) 776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 13, 2017, the staff of The Nasdaq Stock Market (“Nasdaq”) notified OptimumBank Holdings, Inc. (the “Company”) that the Company did not comply with Nasdaq’s nominating committee composition requirement during the period October 2015 to June 2016, and Nasdaq’s audit committee composition requirement during the period October 2015 to March 2017.

On October 15, 2015, Mr. Joel Klein, a director of the Company since June 29, 2012 and member of the Company’s audit committee and nominating committee, assumed the role of acting principal executive officer and acting principal financial officer, and continued in one or both of these roles until June 2016. As the principal executive and financial officer of the Company, Mr. Klein signed the certifications for the financial statements included in the Company’s Form 10-Q for the period ended September 30, 2015 and the Form 10-K for the fiscal year ended December 31, 2015.

NASDAQ Listing Rule 5605(e)(1) requires that a company maintain a nominating committee comprised of independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate, or a nominations committee comprised solely of independent directors. Additionally, Listing Rule 5605(c)(2) requires that a company maintain an audit committee of at least three members, of which each committee member must be an independent director and must not have participated in the preparation of the financial statements of the Company at any time during the last three years.

Due to his service as the acting principal executive officer and acting principal financial officer of the Company, Mr. Klein was not deemed to be independent under Listing Rule 5605(a)(2).

As a result, since Mr. Klein continued to serve as a member of the nominating committee, the Company did not comply with Nasdaq’s nominating committee requirement. Upon his resignation as acting principal executive officer in June 2016, Mr. Klein again became eligible to serve as a member of the Company’s nominating committee.

Additionally, Mr. Klein continued to serve as a member of the audit committee during this time until his resignation from this committee on March 27, 2017. However, since Mr. Klein participated in the preparation of the Company’s financial statements during his time as acting principal executive officer, in addition to not being deemed to be an independent director, he was not eligible to serve as a member of the audit committee.

As a result, the Company did not comply with Nasdaq’s nominating committee composition rules during the period October 2015 to June 2016, and Nasdaq’s audit committee composition rules during the period October 2015 to March 27, 2017.

On March 27, 2017, the Company appointed John Clifford as an independent director to the Board of Directors and audit committee. As a result, the staff of NSADAQ has determined that the Company has regained compliance with the nominating committee composition requirement and the audit committee composition requirement, and the matter is now closed.

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this Current Report on Form 8-K may not occur. Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of the Company’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that the Company may make, or projections involving anticipated revenues, earnings or other aspects of the Company’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. The Company intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. The Company cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projections upon which the statements are based. All cautionary statements made in this Current Report on Form 8-K should be read as being applicable to all related forward-looking statements wherever they appear.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 20, 2017	By:	/s/ Timothy Terry
Timothy Terry Principal Executive Officer